EXHIBIT 2.3

STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 28, 2020, by and among Histogen Inc., a Delaware corporation (“Company”), Conatus Pharmaceuticals Inc., a Delaware corporation (“Parent”), and the undersigned stockholders of the Company (collectively, solely in each stockholder’s capacity as a stockholder of the Company, the “Stockholders”).

WHEREAS, as of the date hereof, each Stockholder is the sole record and beneficial owner of and has the sole power to vote (or to direct the voting of) the number of shares of Company common stock, par value $0.001 per share (such stock, the “Common Stock”, and such shares, the “Common Shares”), and the number of shares of Company preferred stock, par value $0.001 per share (such stock, the “Preferred Stock”, and such shares, the “Preferred Shares”), set forth on such Stockholder’s signature page hereto (such Common Shares and Preferred Shares, the “Original Shares”);

WHEREAS, the Company, Parent and Chinook Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are concurrently entering into an Agreement and Plan of Merger and Reorganization, dated on or about the date hereof (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), attached hereto as Exhibit A, pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation thereafter (the “Merger”);

WHEREAS, the adoption of the Merger Agreement and the transactions contemplated thereby requires the written consent or affirmative vote of (a) the holders of a majority of the shares of Common Stock and Preferred Stock outstanding on the record date for the consent thereto or the vote thereon and entitled to vote thereon, voting as a single class, with each such holder of shares of Preferred Stock having a number of votes equal to the whole number of shares of Common Stock into which such holder’s shares of Preferred Stock were convertible immediately after the close of business on such record date, and (b) the holders of a majority of the shares of each series of Preferred Stock outstanding on such record date for consent thereto or the vote thereon and entitled to vote thereon, voting together as a separate class on an as-converted to Company Common Stock basis (collectively, the “Required Company Stockholder Vote”);

WHEREAS, the Company and Parent have incurred, and may continue to incur, substantial expenses related to the evaluation, negotiation and consummation of the Merger, the Merger Agreement and the related Transaction Documents;

WHEREAS, the execution and delivery of this Agreement by the Stockholders is a condition precedent to the execution and delivery by Parent of the Merger Agreement and constitutes a material inducement for Parent therefor; and

WHEREAS, each Stockholder is entering into this Agreement as an inducement to the Company and Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, transactions from which such Stockholder believes it will derive substantial benefits through its ownership interest in the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. The following terms, whenever used in this Agreement, shall have the respective meanings ascribed to them below:

(a)    “Additional Shares” means, with respect to any Stockholder, any other Shares, or the voting power of which (including any proxy), is purchased or otherwise acquired by such Stockholder during the Voting Period, including (i) any Shares acquired by gift or succession, (ii) any Shares acquired in the event of a stock split or as a dividend or distribution on any Subject Shares, and (iii) any Shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of any Equity Interests of the Company held by such Stockholder.

(b)    “Expiration Date” means the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof, (ii) the Effective Time, and (iii) the written agreement of the Company and Parent.

(c)    “Merger Votes” means each of the following:

(i)    in favor of approval and adoption or re-approval of the Merger and any other Contemplated Transaction, the Merger Agreement (including any amendment or other modification thereto approved by the Company Board) or any Transaction Document, or any matter that could reasonably be expected to facilitate the Merger and other Contemplated Transactions;

(ii)    against any proposal or action that could reasonably be expected to delay, impede or interfere with the approval of the Merger or any other Contemplated Transaction, including against any Acquisition Proposal and any action in furtherance of any Acquisition Proposal;

(iii)    against any action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or any other Transaction Document to which the Company is a party or signatory or of the applicable Stockholder under this Agreement; and

(iv)    in favor of any other matter relating to the execution and delivery of the Transaction Documents and the proper and prompt consummation of the Contemplated Transactions.

(d)    “Subject Shares” means, with respect to any Stockholder, its Original Shares and any Additional Shares acquired after the effectiveness hereof by such Stockholder.

(e)    “Voting Period” shall mean the period of time between the date hereof and the Expiration Time.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1    Agreement to Vote. Each Stockholder hereby agrees:

(a)    Within five (5) business days of the Form S-4 becoming effective, such Stockholder shall execute and deliver, or cause to be executed and delivered, to Company, a written consent, in the form provided by the Company, (i) adopting and approving the Merger Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its Shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable.

(b)    During the Voting Period, and at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances (including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent related or potentially related to the Merger Votes, such Stockholder (solely in its capacity as such) shall (A) sign and deliver such consent to the Company if consistent with the Merger Votes, (B) not sign such consent if inconsistent with the Merger Votes, (C) appear at such meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and (D) vote, or cause to be voted, its Shares strictly in accordance with the Merger Votes.

(c)    Such Stockholder (1) is aware of its right to demand appraisal for its Subject Shares pursuant to Section 262 of the DGCL, a true and correct copy of which is attached hereto, and that such Stockholder has read a copy of Section 262 of the DGCL, and (2) acknowledges that by such Stockholder’s execution and delivery of this Agreement, or by approval of the Merger Agreement and the Contemplated Transactions, such Stockholder shall waive its appraisal rights with respect to its Shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of such Stockholder’s capital stock under the DGCL.

Section 2.2    Grant of Irrevocable Proxy.

(a)    Each Stockholder hereby irrevocably (to the fullest extent permitted by law) constitutes and appoints the Company and any designee of Company, and each of them individually, as such Stockholder’s true and lawful attorneys and proxies, with full power of substitution and resubstitution, for and in its name, place and stead, solely to vote and exercise all voting and related rights, including by executing written consents, during the Voting Period with respect to any and all of its Subject Shares on the matters and in the manner specified in

Section 2.1, including the right to sign such Stockholder’s name (solely in its capacity as a stockholder) to any consent, certificate or other document; provided, however, that the Stockholders’ grant of the proxy contemplated by this Section 2.2 shall be effective with respect to Section 2.1(a) if, and only if, the Stockholder does not deliver the Written Consent by the date specified in Section 2.1(a).

(b)    Upon a Stockholder’s execution of this Agreement, any and all prior powers of attorney and proxies given by such Stockholder with respect to any Shares, to the extent related to the matters set forth in Section 2.1, are hereby revoked, and such Stockholder agrees not to grant any subsequent powers of attorney or proxies with respect to any Subject Shares to the extent related to such matters until after the Expiration Date.

(c)    EACH STOCKHOLDER ACKNOWLEDGES THAT THE PROXY AND POWER OF ATTORNEY GRANTED HEREIN ARE IRREVOCABLE (TO THE FULLEST EXTENT PERMITTED BY LAW) AND ARE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY. Such Stockholder affirms that it is giving such irrevocable proxy to the Company to secure the performance of the obligations of such Stockholder under this Agreement.

(d)    Each Stockholder shall take all further action or execute such other instruments as may be necessary to effectuate the intent of the proxy and power of attorney granted herein.

(e)    The irrevocable proxy and power of attorney granted herein shall expire on the Expiration Date but shall survive the death or incapacity of any Stockholder and the obligations of the Stockholders under this Agreement shall be binding upon their respective heirs, personal representatives, successors, transferees and assigns.

(f)    It is agreed that the Company (and its officers on behalf of the Company) will use the irrevocable proxy that is granted by each Stockholder herein only in accordance with applicable Laws and that, to the extent the Company (and its officers on behalf of the Company) uses such irrevocable proxy, it will only vote (or sign written consents in respect of) the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1, and each such Stockholder shall retain the right to vote such Shares on all other matters.

ARTICLE III

COVENANTS

Section 3.1    Subject Shares.

(a)    Each Stockholder agrees that during the Voting Period it shall not, and shall not commit or agree to, without the prior written consent of Parent and the Company: (i) directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (any of the foregoing, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to or permit, a Transfer of, any Subject Shares or any interest therein (and any such purported Transfer shall be null and void ab initio); (ii) deposit (or permit the deposit of) any Subject Shares in a voting trust or otherwise divest itself of any voting or consent rights in the Subject Shares, (iii) grant any proxy or power of attorney or enter into any voting agreement or similar agreement or authorization in contravention of its obligations under this Agreement with respect to any Subject Shares, or (iv) take any action that would have the effect of preventing or disabling the Stockholder from timely performing its obligations under this Agreement in full. Notwithstanding the foregoing but subject to Section 3.1(b) and any other transfer restrictions to which any Stockholder may be subject under applicable law or by agreement with the Company, Parent or otherwise, any Stockholder may transfer or dispose of its Subject Shares (the Person to whom any Subject Shares are so transferred or disposed, the “Transferee”): (1) if such Stockholder is an individual, (A) to any member of the immediate family of such Stockholder, (B) to any trust for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder, (C) to any Affiliate of such Stockholder, (D) by will, other testamentary document or intestate succession to the legal representative, heirs, beneficiaries or members of the immediate family of such Stockholder, or (E) by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (2) if such Stockholder is an Entity, (A) to stockholders, Affiliates, current or former partners (general or limited), members or managers of such Stockholder, as applicable, or to the estates of any such stockholders, Affiliates, partners, members or managers, or (B) to another Entity that controls, is controlled by or is under common control with such Stockholder, or (C) if a trust, to any beneficiary of such Stockholder or the estate of any such beneficiary, or (3) not involving a change in “beneficial ownership” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act).

(b)    Any voluntary Transfer otherwise permitted by Section 3.1(a) is conditioned upon (i) the Stockholder providing prior written notice to the Company and Parent describing in reasonable detail any such proposed transfer or disposition, and (ii) either (A) the Transferee being a Stockholder bound by this Agreement prior to such Transfer (in which case the Shares that are the subject of such Transfer shall become Additional Shares of such Transferee), or (B) prior to such Transfer, the Transferee executing and delivering to Parent and the Company a counterpart of this Agreement, agreeing to be bound by the provisions of this Agreement and becoming a “Stockholder” hereunder (in which case the Shares that are the subject of such Transfer shall become Original Shares of such Transferee). If any voluntary or involuntary transfer of any Subject Shares covered hereby shall occur (including a transfer or disposition permitted by Section 3.1(a), sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not a Stockholder and has not executed a counterpart hereof or joinder hereto.

(c)    In the event of any change in the Shares by reason of any recapitalization, conversion, exchange of shares, merger, combination or the like, the terms “Additional Shares” and “Original Shares” shall be deemed to refer to and include the Additional Shares and Original

Shares as well as any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in such transaction. Each Stockholder further agrees that, in the event Stockholder acquires any Additional Shares after the execution of this Agreement, such Stockholder shall deliver promptly to the Company written notice of such event, which notice shall identify the class, series and number of Additional Shares so acquired. Each Stockholder agrees that any such Additional Shares shall be Subject Shares and subject to the terms of this Agreement, including all covenants, agreements, and obligations set forth and the proxy and power of attorney granted in Section 2.2, as if those Additional Shares were owned by the Stockholder on the date of this Agreement.

Section 3.2    Other Offers. Except to the extent the Company is permitted to take such action pursuant to the Merger Agreement, no Stockholder (in such Stockholder’s capacity as such), shall, nor shall any Stockholder authorize or permit any of its Representatives to, take any of the following actions: (i) solicit, initiate, knowingly encourage or knowingly facilitate an Acquisition Proposal, (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any Person (or any Representative thereof) with respect to, any Acquisition Proposal, (iv) approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to such Stockholder’s and its Representatives’ interactions with Parent, Merger Sub or the Company or their respective subsidiaries and Representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of any Stockholder shall be deemed to be a breach of this Section 3.2 by such Stockholder. Each Stockholder shall, and shall use reasonable best efforts to cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.

Section 3.3    Communications. During the Voting Period, no Stockholder shall, and each Stockholder shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the Contemplated Transactions, without the prior written consent of Parent and the Company, provided that the foregoing shall not limit or affect any actions taken by the Stockholder (or any affiliated officer or director of Stockholder) that would be permitted to be taken by such Stockholder or the Company pursuant to the Merger Agreement. Each Stockholder hereby (a) consents to and authorizes the publication and disclosure by Parent or the Company (including in any publicly filed documents relating to the Merger or any Contemplated Transaction, including the Form S-4 and the Proxy Statement) of (i) such Stockholder’s identity; (ii) such Stockholder’s beneficial ownership of the Subject Shares; (iii) the existence of this Agreement and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, and (iv) any other information that Parent and the Company determine to be necessary in any SEC disclosure document in connection with the Merger or any Contemplated Transactions, and (b) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document.

Section 3.4    Waiver of Appraisal Rights, Etc. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Laws, including Section 262 of the DGCL. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives: (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Agreement, the Merger Agreement or any other Transaction Document, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into or consummation of the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to the Company as follows:

Section 4.1    Due Authorization, etc. If such Stockholder is an Entity: (a) such Stockholder is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (b) such Stockholder has all necessary Entity power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (c) the execution and delivery of this Agreement, performance of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has the legal capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and (assuming the due authorization, execution and delivery by Parent and the Company) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 4.2    Ownership of Shares. Such Stockholder does not have beneficial ownership of any Shares as of the date hereof except for its Subject Shares. As of the date hereof, such Stockholder is the lawful owner of all such Subject Shares, has the sole power to vote or cause to be voted such Subject Shares and has the sole power to dispose of or cause to be disposed such Subject Shares (other than, if such Stockholder is a partnership or a limited liability company, the rights and interest of Persons that own Equity Interests in such Stockholder under the

Organizational Document governing such Stockholder and applicable Law); provided that if such Stockholder is, or was at the time of such Stockholder’s acquisition of any Subject Shares, (i) an individual, (ii) married or in a domestic partnership governed by applicable community property laws, and (iii) a resident of California, Texas, Arizona, Idaho, Louisiana, Nevada, New Mexico, Washington or Wisconsin, such Stockholder’s spouse or domestic partner shall execute a Consent of Spouse in the form attached hereto. Such Stockholder has, and will at all times up until the Expiration Time have, good and valid title to its Subject Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created or permitted by this Agreement, or (ii) those existing under applicable securities laws. Such Stockholder has identified on its signature page to this Agreement any nominee or agent or other Person in whose name any Shares beneficially owned by such Stockholder are held, and contact information relating to such Person.

Section 4.3    No Conflicts. (a) No filing with any Governmental Body, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder, and (b) none of the execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder’s obligations hereunder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) if such Stockholder is an Entity, conflict with or result in any breach of the Organizational Documents of such Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or other assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, judgment, or Law; except for any of the foregoing as would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement, or as would reasonably be expected to deprive the Company or Parent of their respective benefits of this Agreement, in any material respect.

Section 4.4    Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of such Stockholder.

Section 4.5    No Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1    No Registration of Transfers. The Company shall not register the transfer of any Subject Shares of any Stockholder on the stock record books, records or ledgers of the Company at any time prior to the Expiration Date, and shall issue stop-transfer instructions to each transfer agent (if any) for any class or series of its Equity Interests, instructing each such transfer agent not to register any transfer of any such Subject Shares during the term hereof, except in each case for transfers or dispositions made in compliance with the terms of this Agreement.

Section 5.2    Filing of Proxies. The Company shall promptly file the proxies granted herein with the corporate secretary of the Company.

Section 5.3    Notice of Conflict. The Company shall notify Parent as soon as practicable, but in any event within two (2) Business Days, if it receives (i) any proxy, power of attorney or similar authorization or any revocation which purports to revoke or otherwise conflicts with any proxy granted herein, or (ii) any request or notice of transfer of any Subject Shares of any Stockholder.

ARTICLE VI

TERMINATION

Section 6.1    Termination. This Agreement (including the proxies granted herein) shall automatically terminate, and no party hereto shall have any further rights or obligations hereunder, at the Expiration Date. The parties hereto acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Article VI, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that the termination of this Agreement shall not relieve any party to this Agreement from liability for such party’s intentional breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Further Actions. Subject to the terms and conditions set forth in this Agreement, each Stockholder agrees to take any all actions and to do all things reasonably necessary to effectuate this Agreement. If a Stockholder is a married or in a domestic partnership governed by applicable community property laws, such Stockholder’s spouse or domestic partner shall deliver an executed Spousal Consent in the form attached hereto, unless such Stockholder can demonstrate to Parent’s and the Company’s reasonable satisfaction that his or her spouse or domestic partner does not have any community or similar property interests in any Subject Shares.

Section 7.2    Stockholder’s Capacity. All agreements, covenants, representations and warranties made herein by any Stockholder shall be made solely in such Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity.

Section 7.3    Fees and Expenses. Except as otherwise specifically provided herein or any other Transaction Document to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 7.4    Amendments, Waivers, etc. This Agreement may not be waived, amended or otherwise modified except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by the Company, Parent and such Stockholder. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Section 7.5    Notices. The notice provisions of the Merger Agreement shall apply hereto mutatis mutandis; provided that the initial address for notices for any Stockholder shall be the address set forth on such Stockholder’s signature page hereto.

Section 7.6    Construction. The provisions of Section 10.14 (Construction) of the Merger Agreement shall apply to this Agreement mutatis mutandis.

Section 7.7    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 7.8    Entire Agreement; Assignment. Without prejudice to the Merger Agreement or the other Transaction Documents, this Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth herein, each Stockholder agrees that this Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of any of such Stockholder’s Subject Shares shall pass, whether by operation or law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors and assigns, and such Stockholder agrees to take all actions necessary to effect the foregoing.

Section 7.9    Governing Law. THIS AGREEMENT AND ALL QUESTIONS RELATING TO THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 7.10    Specific Performance. Each Stockholder acknowledges that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and each of the Company and Parent shall be entitled to a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy.

Section 7.11    Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Chancery Court declines jurisdiction, the United States District Court for the District of Delaware or the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute.

Section 7.12    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

Section 7.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement (or any such counterpart) may be executed by electronic signature (including any electronic signature complying with the ESIGN Act of 2000, such as www.docusign.com) or delivered by electronic transmission (including by facsimile or electronic mail), and when so executed or delivered shall have been duly and validly executed or delivered, and be valid and effective, for all purposes. This Agreement shall become effective when one or more counterparts have been signed by the Company, Parent and one or more Stockholders and delivered to the other parties. Any additional equityholder of the Company may join this Agreement by executing a counterpart hereof and delivering the same to Parent and the Company, with the written consent of Parent and the Company.

Section 7.14    Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and their respective permitted successors and assigns, and no other Person shall have or acquire any right or remedy by virtue hereof except as otherwise expressly provided herein.

Section 7.15    Permitted Activities. Nothing in this Agreement shall be construed to (i) require any Stockholder to exercise any option, warrant or other commitment to acquire Shares in the Company, or (ii) prohibit any Stockholder from engaging in a net exercise of any option, warrant or other commitment to acquire Shares of the Company in accordance with the terms thereof.

Section 7.16    Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (i) it has read and fully understood this Agreement and the implications and consequences thereof; (ii) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (iii) it is fully aware of the legal and binding effect of this Agreement.

[the signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Company”	HISTOGEN INC.

	By:	/s/ Richard W. Pascoe
Richard W. Pascoe
Chief Executive Officer

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Parent”	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Steven J. Mento, Ph.D.
Steven J. Mento, Ph.D.
President and Chief Executive Officer

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Gail K. Naughton, Ph.D.
Gail K. Naughton, Ph.D.

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Richard W. Pascoe
Richard W. Pascoe

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Martin Latterich
Martin Latterich

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Thomas L. Hubka
Thomas L. Hubka

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Brian M. Satz
Brian M. Satz

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Stephen Chang
Stephen Chang

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ David H. Crean, Ph.D.
David H. Crean, Ph.D.

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Hayden Yizhuo Zhang
Hayden Yizhuo Zhang

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	/s/ Jonathan Jackson
Jonathan Jackson

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	LORDSHIP VENTURES HISTOGEN HOLDINGS LLC

	By:	/s/ Jonathan Jackson
Jonathan Jackson
Manager

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	PINEWORLD CAPITAL LIMITED

	By:	/s/ Hayden Yizhuo Zhang
Hayden Yizhuo Zhang
Chief Executive Officer

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	SECURE MEDICAL INC.

	By:	/s/ John Rao
John Rao
Chief Executive Officer

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	GAIL K. NAUGHTON REVOCABLE TRUST DATED JANUARY 19, 2018

	By:	/s/ Gail K. Naughton
Gail K. Naughton
Trustee

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	NAUGHTON DESCENDANTS’ TRUST-EB DATED JANUARY 19, 2018

	By:	/s/ Eileen Brandt
Eileen Brandt
Trustee

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	NAUGHTON DESCENDANTS’ TRUST-MN DATED JANUARY 19, 2018

	By:	/s/ Eileen Brandt
Eileen Brandt
Trustee

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	NAUGHTON DESCENDANTS’ TRUST-BN DATED JANUARY 19, 2018

	By:	/s/ Eileen Brandt
Eileen Brandt
Trustee

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	NAUGHTON DESCENDANTS’ TRUST-BB DATED JANUARY 19, 2018

	By:	/s/ Eileen Brandt
Eileen Brandt
Trustee

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

“Stockholder”	NAUGHTON DESCENDANTS’ TRUST-RB DATED JANUARY 19, 2018

	By:	/s/ Eileen Brandt
Eileen Brandt
Trustee

Address:

Shares Held:

Signature Page to Company Stockholder Support Agreement